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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF BAKER & HOSTETLER]

                                          March 10, 1994

Triarc Companies, Inc.
777 South Flagler Drive
West Palm Beach, Florida 33401

                             Re: Registration Statement on Form S-4
                                 with respect to Class A Common Stock
                                 of Triarc Companies, Inc.

Gentlemen:

     As special counsel for Triarc Companies, Inc., an Ohio corporation (the 'Company'), we are familiar with the registration statement on Form S-4 (the 'Registration Statement') being filed this date by the Company with the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, with respect to 2,691,822 shares of Class A Common Stock, $.10 par value per share, of the Company (the 'Shares') to be issued pursuant to the Agreement and Plan of Merger by and among Southeastern Public Service Company, a Delaware corporation, SEPSCO Merger Corporation, a Delaware corporation and the Company dated as of November 22, 1993 (the 'Merger Agreement').

     In connection with the foregoing, we have examined such documents as we have deemed necessary to render this opinion, including, without limitation, the Articles of Incorporation, as amended, of the Company and the Merger Agreement.

     Based upon such examination, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

          2. The Shares have been duly authorized and, when issued pursuant to the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to us under the caption 'Certain Legal Matters, Experts and Regulatory Approvals -- Legal Opinions' in the joint proxy statement and prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          BAKER & HOSTETLER

                                          BAKER & HOSTETLER